Exhibit 99.2

SW PARENTCO, INC.

SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This Secured Convertible Note Purchase Agreement, dated as of May 29, 2023 (this “Agreement”), is entered into by and among SW ParentCo, Inc., a Delaware corporation (the “Company”), and the undersigned persons and entities (each an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, by and among the Company, SW MergerCo, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and GreenLight Biosciences Holdings PBC, a Delaware public benefit corporation (“Target”), as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Target, after which Target will remain as the surviving corporation as a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, in connection with the Merger and the transactions contemplated in the Merger Agreement, the Company must raise capital in order to fund its on-going working capital needs and to fund the tender offer and merger contemplated in the Merger Agreement;

WHEREAS, in order to provide immediate working capital to Target to facilitate the Merger, certain of the Investors have provided, prior to the Initial Closing, an aggregate advance of $15,000,000 (the “Advance”) directly to Target in the amounts as set forth on the Schedule of Investors attached hereto as Schedule 1 (under the “Advance Investors” header), in exchange for promissory notes of Target (the “Advance Notes”) which Advance Notes shall be exchangeable hereunder on a dollar-for-dollar basis at the Initial Closing in satisfaction of the applicable Purchase Price for any Investor;

WHEREAS, therefore, on the terms and subject to the conditions set forth herein, the Investors, severally and not jointly, desire to purchase from the Company, and the Company desires to sell to the Investors, secured convertible promissory notes in the form attached hereto as Exhibit A (each, as amended or otherwise modified from time to time, a “Note” and collectively, the “Notes”) in the aggregate principal amount of up to $100,000,000.00 in one of more Closings. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Notes.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

(a) Sale and Issuance of Notes. Subject to the terms and conditions contained herein, at each Closing (as defined below), the Company agrees to issue and sell to each Investor, and each Investor, severally and not jointly, agrees to purchase, one or more Notes in the principal amount set forth opposite such Investor’s name as specified for the applicable Closing on the Schedule of Investors attached hereto as Schedule 1 (“Schedule of Investors”). At each Closing, the Company shall deliver to each Investor the Note to be purchased by such Investor against (1) payment of the purchase price therefor, as set forth opposite such Investor’s name on the Schedule of Investors for the applicable Closing (as applicable, the “Purchase Price”) by check payable to the Company, by wire transfer to a bank designated by the Company and, for any Investor that holds an Advance Note, by automatic surrender for cancellation of any Advance Notes held by such Investor and (2) delivery of counterpart signature pages to this Agreement and the Note. The Purchase Price of each Note shall be equal to 100% of the principal amount of such Note. The Company’s agreements with each of the Investors are separate agreements, and the sales of the Notes to each of the Investors are separate sales.

(b) Closing; Delivery. The initial closing (the “Initial Closing,” and each of the Initial Closing and Additional Closings, a “Closing”) of the sale and purchase of the Notes shall take place remotely via the exchange of documents and signatures, if at all, at such time as each of the conditions described in Section 4 hereof has been satisfied in full or waived by the Majority Holders (as defined below); provided, however, that the Agreement has not terminated prior to such date pursuant to Section 8 hereof. The Company shall provide written notice (which may be via email) to the Investors (the “Expected Satisfaction Notice”) that the Company reasonably expects all conditions set forth in Section 4 herein to have been satisfied on or before a date specified in the notice (the “Scheduled Funding Date”) that is not less than two (2) business days from the date on which the Expected Satisfaction Notice is delivered to the Investor, which Expected Satisfaction Notice shall contain (i) such Scheduled Funding Date and (ii) the wire instructions for the payment of the Investor’s Purchase Price to an account specified by the Company. As soon as practicable following the satisfaction in full (or waiver thereof by the Majority Holders) of the conditions described in Section 4, the Company shall provide a subsequent written notice (which may be via email) to the Investors (the “Funding Notice”), which Funding Notice shall specify that payment of the Investor’s Purchase Price to an account specified by the Company is due as of the date of such Funding Notice; provided that, neither the Scheduled Funding Date nor the date of the Funding Notice shall be a date earlier than the date of the Acceptance Time (as defined in the Merger Agreement), and the date of the Funding Notice shall not be later than the date of the Acceptance Time. The Investors hereby agree that (i) neither the delivery of the Expected Satisfaction Notice nor the Funding Notice shall be a condition to Closing and (ii) the Expected Satisfaction Notice and the Funding Notice shall only be delivered to Investors in connection with the Initial Closing.

(c) Additional Closings. Following the Initial Closing, the Company may sell and issue on the same terms and conditions as those contained in this Agreement any portion of the Notes not issued at the Initial Closing, at one or more additional closings occurring within 180 days of the Initial Closing (each, an “Additional Closing”) to one or more Investors (“Additional Investors”) who are reasonably acceptable to the Company and the holders of a majority of the aggregate then outstanding principal under the Notes (the “Majority Holders”). Each Additional Closing shall take place remotely via the exchange of documents and signatures on the date agreed upon by the Company and the Additional Investors participating in such Additional Closing. Upon execution of a signature page counterpart by any Additional Investor and without need for an amendment hereto, any such Additional Investor shall become a party to, and agrees to be bound by the terms of, this Agreement and shall be deemed an “Investor” for purposes of this Agreement.

(d) Advance Notes. Subject to the terms and conditions of this Agreement, each Investor that holds an Advance Note (an “Advance Note Investor”) agrees, effective upon the Initial Closing, that (i) each Advance Note shall be automatically deemed to be exchanged for a Note, with the principal balance of the Advance Note plus all accrued interest thereunder being credited towards such Investor’s Purchase Price on a dollar-for-dollar basis, which shall constitute full and complete satisfaction of all obligations of Target and Company, if any, under such Advance Note notwithstanding anything to the contrary set forth in such Advance Note, (ii) the Advance Note held by each Advance Note Investor shall be cancelled and terminated as of the Initial Closing and all obligations of Target and Company, if any, under the Advance Notes shall be satisfied in full, and (iii) to the extent there are any conflicts or disagreements with the terms hereof, the terms set forth in this Agreement shall control and govern the exchange and cancellation of the Advance Notes. It will be a condition of the receipt of the Note to be issued to each Advance Note Investor in exchange for the applicable Advance Note that such Advance Note Investor execute and deliver this Agreement and the Transaction Documents (as defined below). Notwithstanding the foregoing or anything to the contrary contained herein, the cancellation, release and extinguishment of each Advance Note shall be effective upon the Initial Closing whether or not such Advance Note is actually delivered to or marked cancelled by Target or the Company, as applicable. In the event that an Advance Note Investor is purchasing a Note with a principal balance in excess of the principal balance plus accrued interest of such Advance Note Investor’s Advance Note, the Schedule of Investors will list such Investor’s name only a single time, and the cash amount that such Investor shall be required to pay at the Initial Closing shall be the total Purchase Price for the Note listed opposite such Investor’s name, less the total principal amount of plus accrued interest under the Advance Note exchanged by such Investor (as listed on the Schedule of Investors, under the “Advance Investors” header, opposite such Investor’s name).

(e) Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Notes as follows: (a) up to $14,878,571.43 to fund the tender offer, merger and other payments and expenses contemplated in the Merger Agreement and (b) the remainder to be used for general working capital purposes of the Company, of which no more than $37,196,428.57 may be used for general working capital purposes of the Company prior to the Acceptance Time. The sum of the Advance and the aggregate amount of proceeds from the issuance of the Notes that the Company receives for the purpose of funding the tender offer, merger and other payments and expenses contemplated by the Merger Agreement is referred to as the “Pre-Acceptance Time Financing Allocation” The aggregate amount of proceeds from the issuance of the Notes that does not qualify as the Pre-Acceptance Time Financing Allocation is referred to as the “Post-Acceptance Time Financing Allocation”

2. Representations and Warranties of the Company. For the purposes of these representations and warranties, the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C and incorporated herein by reference, the Company hereby represents and warrants to each Investor that, as of the Initial Closing (unless otherwise noted):

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would be material to the Company or its business or properties.

(b) Authorization. Except for the authorization and issuance of the shares issuable in connection with a Qualified Equity Financing (as defined below), all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes, the Security Agreement (as defined below) and the Subordination Agreements (as defined below) (collectively, the “Transaction Documents”). The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting or relating to creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

(c) Capitalization. The authorized capital stock of the Company consists as of the date hereof of the following:

(i) 1,000 shares of Common Stock, all of which of which are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock as of the date hereof are duly authorized, validly issued, fully paid and nonassessable and were issued in material compliance with all applicable federal and state securities laws.

(d) Compliance with Other Instruments. Neither the authorization, execution and delivery of the Transaction Documents, nor the issuance and delivery of the Notes, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s Certificate of Incorporation, as amended from time to time, or bylaws of the Company.

(e) Government Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by any of the Transaction Documents, except for (i) filings required pursuant to applicable securities laws and blue sky laws, which filings will be effected within the time prescribed by law and (ii) such consents, approvals, authorizations, etc., as have been obtained and remain in full force and effect or are not material.

(f) Valid Issuance. The shares to be issued, sold and delivered upon conversion of the Notes will be duly authorized and validly issued, fully paid and nonassessable.

(g) Offering. Assuming the accuracy of the representations and warranties of the Investors contained in Section 3 hereof, the offer, issue and sale of the Notes are, and the issuance of the shares to be issued, sold and delivered upon conversion of the Notes (assuming no commission or other remuneration is paid or given directly or indirectly for soliciting such conversion) will be, exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(h) Litigation. As of the date hereof, there are no material actions (including, without limitation, derivative actions), suits, proceedings or investigations pending or, to the knowledge of the Company, threatened in writing against the Company at law or in equity in any court or before any other governmental authority, that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

(i) Subsidiaries. Except as set forth in Section 3(i) of the Schedule of Exceptions, as of the date hereof, the Company does not presently own any equity interest in or control, directly or indirectly, any other corporation, partnership, trust, joint venture, limited liability company, association or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(j) Compliance with Laws and Other Instruments; No Conflicts. The Company is not in violation or default of any provisions of its Certificate of Incorporation or bylaws (as amended to date) or of any instrument, judgment, order, writ or decree. The Company, to its knowledge, is not in violation or default of any applicable laws, statutes, rules or regulations of the United States or any state, foreign country or other governmental body or agency having jurisdiction over the Company’s business or properties, other than violations of laws, statutes, rules or regulations that would not reasonably be expected to be material to the Company. The Company is not in breach of or default under any lease, license, contract, agreement, note, indenture, mortgage, purchase order, instrument or obligation to which it is a party or its properties are subject, and the Company does not know of any condition or circumstances that, currently or after notice or the lapse of time, is likely to result in a breach of, default under or loss of material benefits under any such lease, license, contract, agreement, note, indenture, mortgage, purchase order, instrument or obligation, other than breaches, defaults or losses that would not reasonably be expected to be material to the Company. The execution, delivery and performance of the Transaction Documents on the part of the Company, and the issuance and sale of the Notes pursuant hereto, will not result in any such violation or default, will not accelerate performance under the terms of any agreement or instrument and (except as contemplated by the Transaction Documents) will not result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(k) Material Liabilities. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, (ii) obligations under the Notes and in connection with the Advance and (iii) as contemplated by the Merger Agreement and the Transaction Documents.

3. Representations and Warranties of Investors. In order to induce the Company to enter into this Agreement, each Investor severally but not jointly represents and warrants to the Company the following, with respect to such Investor only as of the applicable Closing with respect to such Investor:

(a) Investment Status. Investor is purchasing its respective Note for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such Note or any part thereof except pursuant to a registration or an available exemption under applicable law. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes. Investor has not been organized solely for the purpose of acquiring the Notes. Investor acknowledges that its respective Note has not been registered under the Act, or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Act and any applicable state laws or an exemption from such registration is available. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the promulgated under the Act, as presently in effect.

(b) Authorization. All action has been taken on the part of the Investor necessary for the authorization, execution and delivery of the Transaction Documents. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, Investor has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of the Transaction Documents, the valid and enforceable obligations they purport to be.

(c) Investment Banking; Brokerage Fees. No Investor is obligated for the payment of any investment banking fees, brokerage commissions, broker’s or finder’s fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

(d) Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes.

(e) Investment Entity. Such Investor is authorized and otherwise duly qualified to purchase and hold the Notes and has its principal place of business or mailing address as set forth on Exhibit B.

(f) Foreign Investor. Such Investor hereby represents that such Investor has satisfied itself as to the full observance of the laws of such Investor’s jurisdiction in connection with any invitation to subscribe for and purchase the Notes or any use of this Agreement, including (i) the legal requirements within such Investor’s jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes or any shares of capital stock issued upon conversion thereof. Such Investor’s subscription and payment for, and continued ownership of, the Notes or any shares of capital stock issued upon conversion thereof will not violate any applicable securities or other laws of such Investor’s jurisdiction.

(g) No “Bad Actor” Disqualification Events. Neither such Investor nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event (as defined above), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Act and disclosed in writing in reasonable detail to the Company.

4. Conditions of the Investors Obligations at the Closing. The obligations of each Investor to the Company under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived by the Majority Holders:

(a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 2 shall be true and correct, in the case of the Initial Closing, except as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or, in the case of any other Closing, in all material respects as of such applicable Closing.

(b) Performance of Obligations; Consents and Waivers. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing (or shall have cured in all material respects any such nonperformance or noncompliance) and shall have obtained all authorizations, permits, approvals, consents and qualifications necessary to complete the purchase and sale described herein except, in the case of the Initial Closing, for such authorizations, permits ,approvals, consents and qualifications the absence of which would not reasonably be expected to have a Material Adverse Effect.

(c) Convertible Promissory Notes. The Company shall have executed and delivered a Note to each Investor in substantially the form attached hereto as Exhibit A.

(d) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Investors a certificate dated as of the Initial Closing, certifying that the conditions set forth in Section 4(a) and 4(b) have been satisfied.

(e) Tender Offer. The Acceptance Time (as defined in the Merger Agreement) shall have occurred.

5. Covenants.

(a) Company Covenants.

(i) The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any action prior to the consummation of the Qualified Equity Financing, or in connection with the Qualified Equity Financing, except with the written consent of the Majority Holders, to amend, alter or repeal any rights, preferences or privileges of the Series A-1 Preferred Stock in the Company’s Certificate of Incorporation, as amended from time to time, or in any other Transaction Document.

(ii) On or before the Closing Date (as such term is defined in the Merger Agreement) the Company shall (i) adopt a customary 2023 Equity Incentive Plan, with a share reserve equal to 12.5% of the Company’s fully-diluted capitalization (assuming effectiveness of the Merger and the other transactions described in the Merger Agreement) as of the Closing Date and (ii) adopt a Management Carve-Out Plan, inclusive of the terms provided on the Summary of Terms attached hereto as Exhibit F.

(b) Investor Covenant.

(i) Each Investor shall notify the Investors and the Company of any and/or all changes to any of its beneficial ownership of Company Common Stock, Series A-1 Preferred Stock of the Company and/or Series A-2 Preferred Stock of the Company within four (4) days of such change occurring and shall, upon request, provide such additional information as required for the Investors to satisfy their respective reporting obligations pursuant to Section 13(d) of the Securities and Exchange Act of 1934, or any successor provision thereof. Any report that each Investor files with or furnishes to the Securities and Exchange Commission (“SEC”) and which report is made publicly available on the SEC’s EDGAR system within four (4) days of such change occurring shall be deemed to constitute prompt notification pursuant to this Section 5(b) by such filing or furnishing Investor of changes in ownership described in such report.

(c) Tax Treatment. The parties agree to treat the Notes as equity for U.S. federal and state income tax purposes and shall not take any position inconsistent therewith in any tax filings or tax audits unless otherwise required by a final determination as described in Section 1313 of the Internal Revenue Code of 1986, as amended.

6. Security Agreement. The Notes issued pursuant hereto shall be secured notes and shall be subordinated in right of payment solely to the Senior Indebtedness (as defined below). In furtherance thereof, the Company and each Investor hereby agree that as a condition to the Closing, the Company and each Investor shall (i) enter into that certain Security and Collateral Agent Agreement, attached hereto as Exhibit D (the “Security Agreement”) and (ii) deliver to the applicable senior creditors of the Company the Subordination Agreements in substantially the form attached hereto as Exhibits E-1 through E-2, mutatis mutandis (the “Subordination Agreements”). The Company hereby agrees, further to its obligations pursuant to the Security Agreement, that it shall comply with any reasonable request of the Majority Holders necessary or convenient to permit any Investor to perfect its security interest in the Company’s assets, including filing any required UCC-1 financing statement. For purposes of this Section 6 “Senior Indebtedness” shall mean, collectively, the Obligations of Target pursuant to (i) the Venture Loan and Security Agreement, dated December 10, 2021, by and among Target, Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP and (ii) the Loan and Security Agreement, dated September 22, 2021, by and between Target and Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company (Successor by Purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as Successor to Silicon Valley Bank)).

7. Consent to Advance Note Cancellation and Termination. Each Investor, to the extent that such Investor, as set forth on the Schedule of Investors, is a holder of any Advance Note to be exchanged and/or cancelled in consideration of the issuance hereunder of a Note to such Investor, hereby agrees that the entire amount owed to such Investor under such Advance Note will be tendered to the Company in exchange for the applicable portion of the purchase price of the applicable Note set forth on the Schedule of Investors, and effective upon the issuance of the applicable Note set forth on the Schedule of Investors, without any further action required by the Company, Target or such Investor, such Advance Note and all obligations set forth therein shall be immediately deemed satisfied in full and terminated in their entirety, including, but not limited to, any security interest effected therein.

8. Termination. In the event the Merger Agreement terminates in accordance with Article VII thereof, this Agreement shall immediately terminate and become void and of no effect.

9. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company, the Majority Holders, and prior to the closing of the Merger, the Target; provided, however, that any amendment or waiver that materially and adversely changes the rights or obligations of an Investor under this Agreement in a manner that has a different effect with respect to the rights and obligations of any Investor than its effect on the rights and obligations of any other Investor shall require the prior written consent of such disparately treated Investor.

(b) Governing Law. The internal laws of the State of Delaware irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

(c) Section Headings; Construction; Counterparts. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith. This Agreement may be executed simultaneously in any number of original counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

(d) Notices. Unless otherwise provided herein, any notice or demand which is required or permitted to be given under this Agreement shall be deemed to have been sufficiently given and received the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by e-mail (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing having specified next day delivery, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid; (a) if to an Investor, at such Investor’s address, e-mail address set forth on such Investor’s signature page hereto, or at such other address as such Investor shall have furnished the Company in writing or (b) if to the Company, to the Company’s address, e-mail address set forth on the signature page hereto with a copy to O’Melveny & Myers LLP, Attn: Nate Gallon, 2765 Sand Hill Road, Menlo Park, CA 94025, e-mail: [*****]. Until the consummation of the Merger, no notice or demand hereunder shall be effective unless a copy thereof shall have been sent contemporaneously to Target, 29 Hartwell Avenue, Lexington, Massachusetts 02421, Attn: Special Committee, with a copy to Foley Hoag LLP, Attn: John D. Hancock, 155 Seaport Boulevard, Boston, Massachusetts 02210, e-mail: [*****], or to such other address or addresses as Target shall have given written notice.

(e) Expenses. Except as otherwise expressly provided in this Section 9(e), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Initial Closing shall have occurred. Notwithstanding the foregoing, all reasonable and documented out-of-pocket fees and expenses of O’Melveny and Myers LLP, legal counsel for Fall Line Endurance Fund, LP (“Fall Line”) , in connection with this Agreement and any of the related transactions contemplated by or described herein (including the Merger) shall be paid by the Company to Fall Line pursuant to the terms of the Merger Agreement.

(f) Usury. This Agreement and each Note issued pursuant to the terms of this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Investors hereunder for the loan, use, forbearance or detention of money exceed the lowest maximum interest rate permitted under applicable law. If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Investors hereof that all payments under this Agreement or any Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this paragraph shall never be superseded or waived and shall control every other provision of this Agreement and any Note.

(g) Integration. The Transaction Documents, and the exhibits, documents and instruments referred to herein or therein constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, the provisions of the letter of intent between the parties hereto in respect of the transactions contemplated herein, which provisions of the letter of intent shall be completely superseded by the representations, warranties, covenants and agreements of the Company contained herein.

(h) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(i) No Commitment for Additional Financing. The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.

(j) Third-Party Beneficiary. Target is an express third-party beneficiary of this Agreement, and may enforce the provisions of this Agreement in its own name.

[Signature Pages Follow]

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SW ParentCo, Inc.

By:	/s/ Clay Mitchell
Name:	Clay Mitchell
Title:	President

Address:

160 Bovet Road, Suite 310
San Mateo, CA 94402

Attention: Clay Mitchell

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

FALL LINE ENDURANCE FUND, LP

By:	/s/ Clay Mitchell
Name:	Clay Mitchell
Title:	Managing Member

Address:	160 Bovet Road, Suite 310
San Mateo, CA 94402

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

S2G BUILDERS FOOD & AGRICULTURE FUND III, LP

By: Builders Vision, LLC, its General Partner

By:	/s/ Sanjeev Krishnan
Name:	Sanjeev Krishnan
Title:	Authorized Signatory

Address:	9218 Metcalf Avenue, #238
Overland Park, KS 66212

Email: sanjeev@s2gventures.com

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:
For and on behalf of
MVIL, LLC

By:	/s/ Cheng Yee Wing Betty/Wong See Wai
Name:	Cheng Yee Wing Betty/Wong See Wai
Title:	Authorized Signatories

Address:	c/o Springfield Financial Advisory Limited
Attn: Betty Cheng
22nd Floor Hang Lung Centre
2-20 Paterson Street
Causeway Bay, Hong Kong

Closing Date:

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

CORMORANT PRIVATE HEALTHCARE FUND II, LP

By: Cormorant Private Healthcare GP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

Address:	Cormorant Asset Management LP
200 Clarendon Street, 52nd Floor
Boston, MA 02116

Email:	neb0@cormorant-asset.com

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By: Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

Address:	Cormorant Asset Management LP
200 Clarendon Street, 52nd Floor
Boston, MA 02116

Email:	neb@cormorant-asset.com

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

MACRO CONTINENTAL, INC.

By:	/s/ Jose Ignacio Gonzalez Holmann
Name:	Jose Ignacio Gonzalez Holmann
Title:	Director

Address:	104 Mount Auburn Street, Suite 5F
Cambridge, MA 02138-5019

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

SECURED PARTIES:

SERIES GREENLIGHT 3, A SEPARATE SERIES OF BLUEIO GROWTH LLC

By:	/s/ Jan Haas
Name:	Jan Haas
Title:	President

Address:	c/o Goodwin Partners
200 Summit Drive, Suite 210
Burlington, MA 01803
Attn: Jan Haas

Email:	jan@blueio.co

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

FURNEAUX CAPITAL HOLDCO, LLC

By:	/s/ Jan Haas
Name:	Jan Haas
Title:	President

Address:	c/o Goodwin Partners
200 Summit Drive, Suite 210
Burlington, MA 01803
Attn: Dave Furneaux

Email:	dave@blueio.co

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

VELOCITY FINANCIAL GROUP, LLC

By:	/s/ Jan Haas
Name:	Jan Haas
Title:	President

Address:	10 Laurel Hollow Road
Boxford, MA 01921
Attn: Jan Haas

Email:	jhaas@velocityfg.com

The parties have caused this Secured Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

LEWIS & CLARK VENTURES I, LP

By:	/s/ Thomas Hillman
Name:	Thomas Hillman
Title:	Managing Partner

Address:	120 S. Central Avenue, Suite 1000
St. Louis, MO 63105

SCHEDULE 1

SCHEDULE OF INVESTORS

ADVANCE INVESTORS

Name	Advanced Note Amount
Fall Line Endurance Fund, LP	$2,880,460.87
S2G Builders Food & Agriculture Fund III, LP	$2,880,460.87
MVIL, LLC	$2,880,460.87
Cormorant Private Healthcare Fund II, LP	$1,390,974.56
Cormorant Global Healthcare Master Fund, LP	$1,489,486.32
Macro Continental, Inc.	$1,440,230.44
Series GreenLight 3, a separate series of BlueIO Growth LLC	$1,749,879.98
Furneaux Capital Holdco, LLC	$57,609.22
Velocity Financial Group, LLC	$86,413.83
Lewis and Clark Ventures I, LP	$144,023.04
Total:	$15,000,000.00

NOTE INVESTORS

Name	Note Amount
Fall Line Endurance Fund, LP	$7,119,539.13
S2G Builders Food & Agriculture Fund III, LP	$7,119,539.13
MVIL, LLC	$7,119,539.13
Cormorant Private Healthcare Fund II, LP	$3,438,025.44
Cormorant Global Healthcare Master Fund, LP	$3,681,513.68
Macro Continental, Inc.	$3,559,769.56
Series GreenLight 3, a separate series of BlueIO Growth LLC	$4,325,120.02
Furneaux Capital Holdco, LLC	$142,390.78
Velocity Financial Group, LLC	$213,586.17
Lewis and Clark Ventures I, LP	$355,976.96
Total:	$37,075,000.00

ADDITIONAL CLOSING NOTE INVESTORS

Name	Note Amount
Total:	$

[None]

EXHIBIT A

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). EXCEPT AS MAY BE PERMITTED BY RULE 144 UNDER THE SECURITIES ACT, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS SECURED CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT AMONG THE COMPANY AND, AMONG OTHERS, THE HOLDER, DATED AS OF [MONTH DATE], 2023.

GREENLIGHT BIOSCIENCES PARENT, PBC

SECURED CONVERTIBLE PROMISSORY NOTE

$[•]	[•], 2023

FOR VALUE RECEIVED, GreenLight Biosciences Parent, PBC, a Delaware public benefit corporation (the “Company”), promises to pay to [•] (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of [• ($•)], or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Unless earlier converted pursuant to Section 2 below or repaid pursuant to Section 3 below, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable upon the earlier to occur of (i) the demand of holders of a majority of the aggregate outstanding principal amount of the Notes (the “Majority Holders”) at any time on or after [•], 20241 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Majority Holders or made automatically due and payable in accordance with the terms hereof.

This Note is one of several “Notes” issued pursuant to that certain Secured Convertible Note Purchase Agreement, dated as of [•], 2023 (the “Purchase Agreement”), among the Company, the Holder and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1. Interest; Payment. Accrued interest on this Note shall be due and payable on the Maturity Date. Unless earlier converted pursuant to Section 2 below or repaid pursuant to Section 3 below, payment shall be made in lawful tender of the United States. Neither this Note nor any other Notes may be prepaid at any time without the prior written consent of the Majority Holders. The payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

1	NTD; To be the 18-month anniversary of the Initial Closing.

2. Conversion.

(a) Qualified Equity Financing Conversion. In the event that, on or prior to the Maturity Date and prior to a Change of Control (as defined below), the Company consummates a transaction or series of related transactions pursuant to which it sells and issues shares of the Company’s preferred stock or other equity securities (the “Financing Securities”) with aggregate gross proceeds to the Company of not less than $75,000,000.00 (excluding proceeds from the issuance of the Notes and other than proceeds from any other outstanding convertible notes, SAFEs, or other convertible securities of the Company) (such a transaction, a “Qualified Equity Financing”), the outstanding principal and accrued but unpaid interest under this Note shall automatically convert (the “Equity Financing Conversion”) into shares of the Company’s Series A-1 Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”) at a price per share equal to the Conversion Price (as defined below). Holder hereby agrees that it shall, at the time of the Equity Financing Conversion and as a condition precedent thereto, execute and deliver to the Company all transaction documents reasonably related to the Qualified Equity Financing as may be reasonably requested by the Company, including a purchase agreement, voting agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an IPO), and having the same terms as those agreements entered into by the other purchasers of Financing Securities. The “Conversion Price” means the sum of (i) the Pre-Acceptance Time CP and (ii) the Post-Acceptance Time CP. The “Pre-Acceptance Time CP” means the product of (A) the quotient of (1) the Pre-Acceptance Time Financing Allocation, divided by (2) the sum of the Pre-Acceptance Time Financing Allocation and the Post-Acceptance Time Financing Allocation, multiplied by (B) the lower of (1) the lowest price per share of any series of the Financing Securities sold in the Qualified Equity Financing, or (2) $0.40 per share (as adjusted for any stock split, stock dividend, recapitalization, reorganization, or the like). The “Post-Acceptance Time CP” means the product of (A) the quotient of (1) the Post-Acceptance Time Financing Allocation, divided by (2) the sum of the Pre-Acceptance Time Financing Allocation and the Post-Acceptance Time Financing Allocation, multiplied by (B) 90% of the lowest price per share of any series of the Financing Securities sold in the Qualified Equity Financing. “Pre-Acceptance Time Financing Allocation” and “Post-Acceptance Time Financing Allocation” have the meanings set forth in the Purchase Agreement.

(b) Change of Control Conversion. In the event that the Company consummates a Change of Control (as defined below) prior to the Maturity Date and no Equity Financing Conversion has occurred prior to such date, upon the written consent of the Majority Holders, the outstanding principal and accrued but unpaid interest under this Note shall automatically convert into shares of the Company’s Series A-1 Preferred Stock, at a price per share equal to $0.40 per share (as adjusted for any stock split, stock dividend, recapitalization, reorganization, or the like) (a “CoC Conversion”). Holder hereby agrees that it shall, at the time of the CoC Conversion and as a condition precedent thereto, execute and deliver to the Company all transaction documents reasonably requested by the Company, including, as applicable, a joinder agreement, a voting/support agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions and having the same terms as those agreements entered into by the other holders of preferred stock of the Company.

(c) Maturity Conversion. In the event that this Note remains outstanding on the Maturity Date, upon the written consent of the Majority Holders, in lieu of repayment of all outstanding amounts due, the outstanding principal and accrued but unpaid interest under this Note shall convert into shares of the Company’s Series A-1 Preferred Stock, at a price per share equal to $0.40 per share (as adjusted for any stock split, stock dividend, recapitalization, reorganization, or the like) (a “Maturity Conversion”). Holder hereby agrees that it shall, at the time of the Maturity Conversion and as a condition precedent thereto, execute and deliver to the Company all transaction documents reasonably requested by the Company, including a voting agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an IPO), and having the same terms as those agreements entered into by the other holders of preferred stock of the Company

3. Payment on Change of Control. In the event that a Change of Control of the Company occurs while this Note remains outstanding, upon the written consent of the Majority Holders, the Company shall pay to the Holder at the closing of such Change of Control a cash amount equal to three (3) times the outstanding principal amount of such Note, together with all interest accrued thereon. A “Change of Control” means: (i) a merger or consolidation of the Company (or of a subsidiary of the Company) in which outstanding shares of the Company (or of a subsidiary of the Company) are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary and after which the Company’s stockholders own less than 50% of the voting stock of the surviving company (other than a bona fide equity financing or a mere reincorporation transaction), (ii) a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (iii) a transfer of more than 50% of the Company’s voting securities to any person or group of persons or (iv) any Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, as amended from time to time. For the avoidance of doubt, if this Note is converted pursuant to Section 2(b), Holder shall not be entitled to any payment pursuant to this Section 3.

4. Conversion Mechanics. Holder shall deliver the original of the Note (or an affidavit to the effect that the original Note has been lost, stolen or destroyed and a customary indemnity agreement acceptable to the Company) for cancellation promptly following the conversion of the Note pursuant to any subsection of Section 2; provided, however, that upon satisfaction of the applicable conditions set forth in such subsection of Section 2, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. No fractional shares shall be issued upon conversion of this Note. Any fractional shares otherwise issuable to Holder upon the conversion of this Note shall be immediately cancelled without conversion upon conversion of this Note. Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under such Note.

5. Most Favored Nations. If, while this Note remains outstanding, the Company issues any convertible securities, or other indebtedness of the Company convertible into equity securities (any such security, a “Debt Security”), the Company shall promptly, but in any event within ten (10) days of the issuance of such Debt Security, provide notice to Holder together with a copy of such Debt Security, and any transaction documents in connection therewith. In the event that the Majority Holders determine that the terms of the Debt Security are preferable to the terms of this Note, the Majority Holders will notify the Company in writing within five (5) days of receipt of such notice from the Company. Promptly after receipt of such notice from the Majority Holders, but in any event within thirty (30) days, the Company will amend and restate this Note to be substantially identical to the Debt Security, excluding the principal amount and accrued interest. Notwithstanding the foregoing, the terms of this Section 5 shall not apply to any Debt Security that qualifies as an Exempted Security (as defined in the Company’s Certificate of Incorporation, as amended from time to time.

6. Events of Default. Subject to the rights of the holders of Senior Indebtedness under the Subordination Agreements, unless earlier converted pursuant to Section 2 or paid off pursuant to Section 3 or upon maturity, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Majority Holders. The occurrence of any of the following shall constitute an “Event of Default” under this Note, unless otherwise agreed in writing by the Majority Holders:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or the other Transaction Documents on the date due and such payment shall not have been made within fifteen (15) days of the Company’s receipt of the Majority Holders’ written notice to the Company of such failure to pay; or

(b) Breaches of Covenants. The Company shall (i) fail to observe or perform any covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 6(a)) and such failure to observe or perform shall not have been cured within ten (10) days of the Company’s receipt of the Majority Holders’ written notice to the Company of such failure to observe or perform or (ii) any of the Transaction Documents shall cease to be, or shall be asserted by the Company, not to be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms; or

(c) Representations and Warranties. Any representation, warranty or certificate made or furnished by or on behalf of the Company to Holder in writing pursuant to this Note or the other Transaction Documents, or as an inducement to Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute) after the date hereof, (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

7. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default described in Section 6, and at any time thereafter during the continuance of such Event of Default, Holder may, with the consent of the Majority Holders and subject to the rights of the holders of Senior Indebtedness under the Subordination Agreements, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to any other remedies hereunder, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. For purposes of this Agreement, the term, “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

8. Interest Accrual. If a Change of Control, Qualified Equity Financing or Maturity Conversion occurs, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 5 days prior to the signing of the definitive agreement for the Change of Control, Qualified Equity Financing or Maturity Conversion, as the case may be.

9. Successors and Assigns. Subject to Section 10 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. This Note may be transferred to any affiliate of the Holder only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the affiliate transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the affiliate transferee. Interest and principal shall be paid solely to the registered holder of this Note.

10. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Majority Holders.

11. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Majority Holders; provided, however, that any change in the amount of principal or interest rate shall require the consent of each Holder; and provided further, that any amendment, waiver or modification that materially and adversely changes the rights or obligations of the Holder under this Note in a manner differently than it changes the rights and obligations of the holders of other Notes issued pursuant to the Purchase Agreement shall require the prior written consent of the Holder.

12. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be delivered in accordance with Section 9(d) of the Purchase Agreement.

13. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then the provisions of Section 9(f) of the Purchase Agreement shall apply.

14. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Note, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

16. Severability. In the event that any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Note shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Note to any party.

(Signature Page Follows)

The Company has caused this Secured Convertible Promissory Note to be issued as of the date first written above.

[•]

By:
Name:	[•]
Its:	[•]

EXHIBIT B

INVESTOR ADDRESSES

[redacted]

EXHIBIT C

SCHEDULE OF EXCEPTIONS

[redacted]

EXHIBIT D

SECURITY AGREEMENT

SECURITY AND COLLATERAL AGENT AGREEMENT

THIS SECURITY AND COLLATERAL AGENT AGREEMENT (this “Agreement”), dated as of May [ ], 2023, is made by and among GreenLight Biosciences Parent, PBC, a Delaware public benefit corporation (the “Grantor”), the Secured Parties (as defined below) and Fall Line Endurance Fund, LP, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

The Grantor, the Collateral Agent and the Secured Parties hereby agree as follows:

1. Definitions; Interpretation.

(a) Subject to Section 1(c), all capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement (as defined below).

(b) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning ascribed to it in the Notes.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement.

“Loan Documents” means this Agreement, the Note Purchase Agreement, the Notes, the Subordination Agreements and all other certificates, documents, agreements and instruments delivered to the Secured Parties under the Note Purchase Agreement or in connection with the transactions contemplated thereby, each as amended, modified, renewed, extended or replaced from time to time.

“Majority Secured Parties” at any time means the Secured Parties holding at least a majority of the aggregate principal amount of the Notes then outstanding, which must include the consent of the Collateral Agent.

“Note Purchase Agreement” means that certain Secured Convertible Note Purchase Agreement, dated as of May 29, 2023, by and among the Grantor and the Secured Parties, as the same may be amended and restated or otherwise modified from time to time.

“Notes” means the series of secured convertible promissory notes, dated on or after the date hereof, issued by the Grantor in favor of the Secured Parties pursuant to the Note Purchase Agreement.

“Obligations” means the indebtedness, liabilities and other obligations of the Grantor to the Secured Parties under or in connection with the Loan Documents, including, without limitation, the unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by the Grantor to the Secured Parties thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Permitted Lien” means (i) Liens in favor of the Collateral Agent on behalf of the Secured Parties in respect of the indebtedness under the Notes; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. generally accepted accounting principles; (iii) Liens of materialmen, mechanics, warehousemen, carriers, artisans, landlords, or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens arising from judgments, decrees or attachments; (v) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (viii) Liens in favor of financial institutions arising in connection with Deposit Accounts or securities accounts held at such financial institutions, provided that such Liens only secure fees and service charges and customary chargebacks or reversals of credits associated with such accounts; (ix) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (x) any interest or title of a lessor or sublessor under any lease permitted by this Agreement or any Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; (xi) non-exclusive licenses granted in the ordinary course of business and consistent with past practices; (xii) Liens upon or in any Equipment (as defined in the UCC) acquired or held by the Grantor to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, provided that the Lien is confined solely to the Equipment so acquired and accessions thereon; (xiii) Liens in favor of the Senior Lenders securing the obligations evidenced by the Senior Indebtedness; and (xiv) other Liens existing on the date hereof and previously disclosed to Collateral Agent.

“Pro Rata Share” with respect to any Secured Party at any time, means the percentage equivalent to the outstanding principal amount plus accrued interest of the Obligations owed to such Secured Party divided by the outstanding principal amount of all the Obligations plus accrued interest owed to all Secured Parties.

“Secured Party” means the Collateral Agent and each holder of a Note party hereto from time to time by execution of a signature page hereto and listed on Schedule 1 hereof (as such Schedule may be updated from time to time), and collectively the “Secured Parties.”

“Senior Indebtedness” means, collectively, the Obligations of Parent pursuant to (i) the Venture Loan and Security Agreement, dated December 10, 2021, by and among Target, Horizon Technology Finance Corporation (“Horizon”), Powerscourt Investments XXV, LP (“PIXXV” and together with Horizon, the “Horizon Creditors”), and (ii) the Loan and Security Agreement, dated September 22, 2021, by and between Target and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank) (“SVB”).

“Senior Lenders” means, collectively, the Horizon Creditors, and SVB together with their respective permitted assigns, in their respective capacities as the holders of Senior Indebtedness.

“Subordination Agreements” means each of that certain Subordination Agreement, dated as of the date hereof by and between the Collateral Agent and the Horizon Creditors and that certain Subordination Agreement dated as of the date hereof by and between the Collateral Agent and SVB.

“Target” means, GreenLight Biosciences Holdings, PBC (a public company), a Delaware public benefit corporation.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

2. Security Interest.

(a) The Grantor hereby grants, pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Secured Parties, a valid, continuing first priority security interest in all of Grantor’s right, title and interest in the Collateral (as described below), in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired and wherever the same may be located, in order to secure prompt, full, faithful and timely payment and performance of the Obligations, whether at stated maturity, acceleration or otherwise, together with all extensions or renewals thereof, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not such Obligations are from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such Obligations that are paid, to the extent all or any party of such payment is avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise. “Collateral” shall include all of the Grantor’s interests in all of the following types of personal property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(iv) all Documents;

(v) all General Intangibles, Payment Intangibles and Software;

(vi) all Goods, including Inventory, Equipment and Fixtures;

(vii) all Instruments;

(viii) all Investment Property;

(ix) all Letter-of-Credit Rights and other Supporting Obligations;

(x) all Records;

(xi) all Commercial Tort Claims; and

(xii) all Proceeds and Accessions with respect to any of the foregoing Collateral.

Notwithstanding the foregoing, the Collateral shall not include any intellectual property of the Grantor; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying intellectual property is necessary to have a security interest in such Accounts and such property that are proceeds of intellectual property, then the Collateral shall automatically, and effective as of the Effective Date, include the intellectual property to the extent necessary to permit perfection of the Collateral Agent’s security interest in such Accounts and such other property of the Grantor that are proceeds of the intellectual property. Each category of Collateral set forth above shall have the meaning set forth in Article 9 of the Delaware Uniform Commercial Code in effect on the date hereof (the “UCC”).

(b) Anything herein to the contrary notwithstanding, (i) the Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent or any of the Secured Parties of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral; and (iii) none of the Secured Parties or the Collateral Agent shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any of the Secured Parties be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 17 hereof.

3. Collateral Agent and Indemnification.

(a) Each of the Secured Parties, by signing below, hereby appoints Fall Line Endurance Fund, LP as “Collateral Agent.” Nothing in this Agreement shall restrict or prevent the Collateral Agent from being a Secured Party. In its capacity as a Secured Party, the Collateral Agent shall have the same rights and powers under this Agreement and the Notes as any other Secured Party and may exercise the same as though it were not the Collateral Agent. In this regard, the term “Secured Party” shall, unless otherwise expressly indicated, include the Collateral Agent in its individual capacity. The Collateral Agent shall receive no compensation but shall be entitled to indemnification as set forth herein. The Collateral Agent’s duties and obligations shall commence as of the first day a Note is executed by the Grantor in favor of any Secured Party. Each Secured Party hereby authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the Notes as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Collateral Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action that is contrary to this Agreement or applicable law.

(b) Subject to Section 19 below, the Collateral Agent is hereby authorized on behalf of each of the Secured Parties and at the direction of the Majority Secured Parties to: (i) exercise or refrain from exercising any rights, remedies or powers of the Secured Parties under applicable law in respect of the Loan Documents or all or any portion of any Collateral; (ii) sell, release, surrender, realize upon or otherwise deal with, in any manner and in any order, all or any portion of any Collateral; (iii) make any demands or give any notices under or in connection with the Loan Documents; (iv) effect amendments to and grant waivers under this Agreement; (v) distribute payments to the Secured Parties of amounts paid to it by the Grantor or received by it in connection with the Collateral; (vi) receive and hold on behalf of the Secured Parties any instruments or other possessory Collateral; and (vii) engage, replace, instruct and remunerate on behalf of the Secured Parties consultants, experts, counsel and other persons to be engaged by the Collateral Agent or the Secured Parties, including legal counsel for the Collateral Agent or the Secured Parties. As to the exercise of any of its powers and discharge of any of its duties, the Collateral Agent shall be entitled to obtain instructions of the Majority Secured Parties, and shall be fully protected in acting or refraining from acting upon such instructions and such instructions shall be binding upon all Secured Parties. Except for actions expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act under this Agreement and the other Loan Documents unless it shall be indemnified to its satisfaction by the Secured Parties against any and all liability and expense that may be incurred by reason of taking or continuing to take any such action, and the Collateral Agent shall not in any event be required to take any action that exposes the Collateral Agent to liability or that is contrary to the Loan Documents or applicable law.

(c) The Collateral Agent shall hold the Collateral for the ratable benefit of Secured Parties in accordance with their Pro Rata Shares. Distribution of Collateral or any and all proceeds of any of the Collateral shall be made in accordance with Secured Parties respective Pro Rata Shares.

(d) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be responsible to any Secured Party for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except in the case of gross negligence or willful misconduct. The Collateral Agent may rely upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Loan Document. The Collateral Agent shall use the level of care it uses with respect to its own property of a similar nature to assure the safe custody of Collateral in its possession. Beyond the exercise of such level of care to assure the safe custody of Collateral in its possession as the Collateral Agent, and the accounting for any monies actually received by the Collateral Agent in such capacity, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges and powers pertaining to the Collateral.

(e) The Secured Parties hereby agree to indemnify the Collateral Agent, and any affiliates, directors, officers, employees, partners, members, agents, counsel and other advisors (collectively, the “Related Persons”) of the Collateral Agent ratably in accordance with their Pro Rata Share, against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the fees and disbursements of counsel to the Collateral Agent (collectively, the “Liabilities”), that may be imposed on, incurred by or asserted against the Collateral Agent or any such Related Person to be indemnified, in any way relating to or arising out of the Loan Documents, the use or intended use of the proceeds of the Notes or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent or other such Related Person to be indemnified in connection with any of the foregoing, unless such Liabilities shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

(f) The Collateral Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Collateral Agent’s affiliates) to perform any of the Collateral Agent’s duties under the Loan Documents. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(g) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving thirty (30) days’ written notice thereof to the Secured Parties and the Grantor. Upon any such resignation, the Majority Secured Parties shall have the right to appoint a successor Collateral Agent from among the Secured Parties, and the Secured Parties shall use their best efforts so to appoint a successor Collateral Agent. The Grantor shall promptly execute all documents and instruments necessary to convey all rights and interests under this Agreement and related documents and instruments to any successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Secured Parties, and shall have accepted such appointment, prior to the effective date of the retiring Collateral Agent’s resignation, the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent from among the Secured Parties. Upon the effectiveness of the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Loan Documents.

4. Financing Statements, Etc. Upon request and submission to the Grantor by the Collateral Agent, at any time following the execution of this Agreement, and at any time and from time to time thereafter, the Grantor shall execute all financing statements, assignments, continuation financing statements, termination statements, account control agreements and other documents and instruments, in form reasonably satisfactory to the Grantor, and take all other action, as the Collateral Agent may reasonably request including, without limitation, the provision of assistance in the preparation of any of the aforementioned documents and instruments, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Collateral Agent in the Collateral and to accomplish the purposes of this Agreement.

5. Representations and Warranties. The Grantor represents and warrants to the Secured Parties that:

(a) The Grantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) All corporate action on the part of the Grantor, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Loan Documents, the performance of all obligations of the Grantor hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the securities and the capital stock issuable upon conversion or exercise of such securities, has been taken or will be taken prior to the Closing (provided, however, that the Grantor shall not reserve preferred stock or common stock for issuance upon conversion of the Notes until the time of such conversion). This Agreement and the other Loan Documents, when executed and delivered by the Grantor, shall constitute valid and legally binding obligations of the Grantor, enforceable against the Grantor in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Grantor is required in connection with the consummation of the transactions contemplated by any of the Agreements, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended, which filings will be effected within the time prescribed by law.

(d) The Grantor’s chief executive office and principal place of business is located at the address set forth in Schedule 2; all other locations where the Grantor conducts business or the Collateral is kept are set forth in Schedule 2; and all trade names and fictitious names under which the Grantor at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 2 or Schedule 3.

(e) All of the Grantor’s U.S. and foreign patents and patent applications, registered copyrights, applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 3.

(f) (i) This Agreement creates a security interest that is enforceable against the Collateral in which the Grantor now has rights and will create a security interest that is enforceable against the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights and (ii) the Secured Parties have a perfected and first priority security interest in the Collateral in which the Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights, in each case securing the payment and performance of the Obligations, except in each case for Permitted Liens.

(g) The names and addresses of all financial institutions at which the Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 2.

(h) All securities accounts of the Grantor and other Investment Property of the Grantor are set forth in Schedule 2. No account control agreements exist with respect to any Investment Property other than any account control agreements in favor of the Secured Parties.

(i) The Grantor has the right and power to transfer the Collateral, and the Grantor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

6. Covenants. So long as any of the Obligations remain unsatisfied (except for inchoate obligations), the Grantor agrees that:

(a) The Grantor shall appear in and defend any action, suit or proceeding that may affect to a material extent its title to, or right or interest in, or Collateral Agent’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect in all material respects the Collateral.

(b) The Grantor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) The Grantor shall give prompt written notice to the Collateral Agent (and in any event not later than thirty (30) days following any change described below in this subsection) of: (i) any change in the location of the Grantor’s chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 2; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 2 or Schedule 3, and (v) any changes in its identity or structure in any manner that might make any financing statement filed hereunder incorrect or misleading.

(d) The Grantor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Grantor operates.

(e) The Grantor shall not surrender or lose possession of (other than to the Collateral Agent), sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

(f) The Grantor shall keep the Collateral free of all Liens except Permitted Liens.

(g) The Grantor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or reasonably desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note Purchase Agreement, the Notes or any other Loan Document.

(h) Upon the request of the Collateral Agent, the Grantor shall (i) immediately deliver to such Collateral Agent appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Instruments, all certificated securities with respect to any Investment Property, all letters of credit and all Accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other Instruments; (ii) cause any securities intermediaries to show on their books that the Collateral Agent is the entitlement holder with respect to any Investment Property, and/or obtain account control agreements in favor of the Collateral Agent from such securities intermediaries, in form and substance satisfactory to the Collateral Agent with respect to any Investment Property; (iii) obtain account control agreements in favor of the Collateral Agent from any depositary institution at which the Grantor maintains a Deposit Account, in form and substance satisfactory to the Collateral Agent; (iv) mark all Documents and Chattel Paper with such legends as the Collateral Agent shall reasonably specify; and (v) obtain consents from any letter of credit issuers with respect to the assignment to Collateral Agent of any letter of credit proceeds.

(i) If and when the Grantor shall obtain rights to any material new patents, trademarks, service marks, trade names, mask works or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, the Grantor (i) shall promptly notify Collateral Agent thereof and (ii) hereby authorizes Collateral Agent to modify, amend or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect the perfection of any security interest therein granted pursuant to the Agreement.

(j) The Grantor shall promptly notify the Collateral Agent of the establishment of any Deposit Account or other bank accounts.

(k) If and when the Grantor shall obtain rights to or otherwise acquire or become entitled to the benefit of, any Commercial Tort Claim, the Grantor (i) shall promptly notify Collateral Agent thereof and (ii) shall execute any supplement hereto requested by the Collateral Agent to include such Commercial Tort Claim in the Collateral and make all necessary or appropriate filings with respect the perfection of any security interest therein.

7. Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of the Grantor, or in the name of the Secured Parties or the Collateral Agent or otherwise, upon notice to but without the requirement of assent by the Grantor, and the Grantor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers, employees or agents designated by the Collateral Agent) as the Grantor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other Documents and Instruments that must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); and (ii) execute any and all such other Documents and Instruments, and do any and all acts and things for and on behalf of the Grantor, which the Collateral Agent may deem reasonably necessary or advisable to maintain, realize upon and preserve the Collateral and the Collateral Agent’s security interest, on behalf of the Secured Parties, therein and to accomplish the purposes of this Agreement. The Collateral Agent agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent pursuant to clause (ii) and that such power shall only be used for the purpose of enforcing the Collateral Agent’s remedies hereunder. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations (except inchoate Obligations) have not been paid and performed in full. The Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

8. Remedies.

(a) In addition to all other rights and remedies granted to it in this Agreement, the Note Purchase Agreement, the Notes or any other Loan Document, each Secured Party, through the Collateral Agent, shall be entitled to all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing and subject to Section 19 below, the Collateral Agent, at his sole discretion, may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Grantor’s assets, without charge or liability to the Secured Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law. Each of the Secured Parties hereby authorizes the Collateral Agent to credit bid all or any part of the Obligations owed to such Secured Party (whether or not in connection with any bankruptcy proceeding). The Collateral Agent shall make such bids in accordance with each Secured Party’s Pro Rata Share and shall hold any Collateral so acquired in trust on behalf of the Secured Parties in accordance with their respective Pro Rata Shares. The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) business days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide the Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

(b) Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement, effective upon the occurrence and during the continuance of an Event of Default, the Grantor hereby grants the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Grantor) to use, license or sublicense any of the Collateral; provided that such license will terminate on the date on which all Obligations are paid in full.

(c) Subject to Section 19 below, the cash proceeds actually received from the sale or other disposition or collection of Collateral and any other amounts received in respect of the Collateral or the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Collateral Agent (including the reasonable costs and expenses of legal counsel) in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law. The Grantor shall remain liable to the Collateral Agent and the Secured Parties for any deficiency that exists after any sale or other disposition or collection of Collateral.

9. Certain Waivers. The Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder; and (ii) any right to require the Collateral Agent or any Secured Party (A) to proceed against any person; (B) to exhaust any other collateral or security for any of the Obligations; (C) to pursue any remedy in any Secured Party’s or Collateral Agent’s power; or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral.

10. Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five (5) business days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States); (iii) if sent by overnight mail, one day after deposit with the overnight courier; and (iv) if sent by facsimile transmission, when sent so long as a valid confirmation is received by sender.

11. No Waiver; Cumulative Remedies. No failure on the part of any Secured Party or the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement, the Note Purchase Agreement and the Notes are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to such Secured Party or the Collateral Agent.

12. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, any Secured Party, any Collateral Agent appointed hereunder and their respective successors and assigns.

13. Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the choice of law rules thereof, except to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Delaware.

14. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and no amendment to this Agreement, or any waiver of any provision hereof, shall be effective unless it is in writing and signed by the Majority Secured Parties and (in the case of any amendment) the Grantor; except that no amendment, waiver or consent shall, unless in writing and additionally signed by the Collateral Agent affect the rights or duties of the Collateral Agent under this Agreement.

15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

17. Termination. This Agreement shall be terminated on the earlier to occur of (i) upon indefeasible payment and performance in full of all Obligations, and/or as to each of the Secured Parties (ii) upon conversion in full of all Notes held by such Secured Party as provided therein. Upon termination, the Secured Party and the Collateral Agent, as applicable, shall promptly, at the cost of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Secured Parties hereunder; provided, however, that the obligations under Section 3 hereof shall survive such termination.

18. Payments Free of Taxes, Etc. All payments made by the Grantor under the Loan Documents shall be made by the Grantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Grantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Collateral Agent, the Grantor shall furnish evidence satisfactory to the Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

19. Subordination Agreements. This Agreement, the Liens in the Collateral granted hereunder and the exercise of any right or remedy with respect thereto, and certain of the rights of the Collateral Agent and Secured Parties hereto, are subject to the terms of the Subordination Agreements. In the event of any conflict between this Agreement and either of the Subordination Agreements, such Subordination Agreement or Subordination Agreements shall control. Secured Parties hereby expressly authorize the Collateral Agent to enter into the Subordination Agreement on behalf of Secured Parties together with any amendments or other modifications thereto with the consent of the Majority Secured Parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTOR:

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

By:
Name:
Title:

Address:

SECURED PARTIES:

Fall Line Endurance Fund, L.P.

By:
Name:
Title:

Address:

[OTHER SECURED PARTIES]

By:
Name:
Title:

Address:

SCHEDULE 1

Schedule of Secured Parties

[***]

SCHEDULE 2

[***]

SCHEDULE 3

[***]

EXHIBIT E-1

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of May 29, 2023 by and among the undersigned creditors as set forth on Exhibit A attached hereto (each individually and collectively, “Junior Creditor”), Powerscourt Investments XXV Trust (“Powerscourt”), as assignee of Powerscourt Investments XXV, LP as lender, Horizon Funding Trust 2022-1 (“HFT”), as assignee of Horizon Technology Finance Corporation (“Horizon”) as lender, Horizon Funding I, LLC (“HFI”, together with Powerscourt and HFT, each individually and collectively, “Senior Creditor”), as assignee of Horizon as lender.

Recitals

A. GREENLIGHT BIOSCIENCES HOLDINGS, PBC, a Delaware public benefit corporation (“Borrower”), is contemporaneously herewith borrowing funds from Junior Creditor pursuant to those certain Promissory Notes, each entered into as of May) 29, 2023, by and among Borrower and Junior Creditor, in the aggregate principal amount of $15,000,000, and for each Junior Creditor, in the principal amount written opposite such Junior Creditor’s name on Exhibit A (collectively, the “Promissory Notes” and together with the any other documents evidencing or relating to the borrowed funds pursuant to the Promissory Notes, the “Junior Debt Documents”).

B. Borrower has obtained certain loans or other credit accommodations from Senior Creditor, pursuant to the terms of that certain Venture Loan and Security Agreement, dated as of December 10, 2021, between Borrower, GreenLight Biosciences Inc. (“Borrower Representative”), Senior Creditor, as lenders, and Horizon, as collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) and granted a security interest in all of the assets and property (the “Senior Security Interest”) of Borrower Representative and Borrower as set forth in the Senior Loan Agreement.

C. Subject to the Senior Loan Agreement and to induce Senior Creditor to consent to Borrower entering into the Junior Debt Documents and the extension of credit or other accommodations to or for the account of Borrower as set forth in the Junior Debt Documents, Junior Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to Junior Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) under the Junior Debt Documents, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Senior Creditor; and (ii) all of Junior Creditor’s security interests, if any, in the assets and property of Borrower to the Senior Security Interest.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Junior Creditor hereby subordinates to Senior Creditor any security interest or lien that Junior Creditor may have in any assets or property of Borrower to and in favor of the Senior Security Interest. Notwithstanding the respective dates of attachment or perfection of the security interests or liens of Junior Creditor and the Senior Security Interest, all now existing and hereafter arising security interests and liens of Senior Creditor in any assets and property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral”, as defined in Senior Loan Agreement, granted pursuant to the Senior Loan Agreement or otherwise arising from time to time in connection with the Senior Loan Agreement shall at all times be senior to the security interests and liens of Junior Creditor. Junior Creditor hereby (a) acknowledges, agrees and covenants that Junior Creditor shall not directly or indirectly contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Senior Creditor’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (c) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Senior Creditor’s security interest in the Collateral (or any portion thereof) shall be unperfected.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Senior Creditor now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Senior Loan Agreement), together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

3. Junior Creditor will not demand or receive from Borrower (and Borrower will not pay to Junior Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Junior Creditor exercise any right or remedy, or take any such enforcement action with respect to any property or assets of Borrower, nor will Junior Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower or the Collateral, until such time as (a) the Senior Debt (other than inchoate indemnification obligations) has been fully paid in cash, (b) Senior Creditor has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Senior Creditor and Borrower are terminated. Nothing in this Agreement shall prohibit Junior Creditor from (i) converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, Junior Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to Junior Creditor, and Junior Creditor shall not accept any such dividends, distributions or other payments, except as may be permitted in the Senior Loan Agreement or (ii) exchanging all or any part of the Subordinated Debt in a cashless transaction for other indebtedness which indebtedness and any security interest in connection therewith is subordinated to the Senior Debt and the Senior Security Interest and is subject to a subordination agreement between Junior Creditor and Senior Creditor which subordination agreement is acceptable to Senior Creditor in its sole discretion (it being acknowledged and agreed that the form of this Agreement is acceptable to the Senior Creditor).

4. Junior Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Junior Creditor where required by Senior Creditor) for application to the Senior Debt any payment, distribution, security or proceeds received by Junior Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

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5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Senior Creditor’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Junior Creditor. Notwithstanding anything to the contrary contained herein, in the event Junior Creditor exercises rights and remedies against Borrower, Junior Creditor shall remit the proceeds of any such enforcement actions to Senior Creditor until all Senior Debt (other than inchoate indemnification obligations) is paid in full.

6. Junior Creditor shall, simultaneously with giving any notice of default under the Junior Debt Documents to Borrower, provide Senior Creditor with a copy of any notice of default given to Borrower. Junior Creditor acknowledges and agrees that any default or event of default under the Junior Debt Documents shall be deemed to be a default and an event of default under the Senior Loan Agreement.

7. Until the Senior Debt (other than inchoate indemnification obligations) has been fully paid in cash and Senior Creditor’s agreements to lend any funds to Borrower have been terminated, Junior Creditor irrevocably appoints Senior Creditor as Junior Creditor’s attorney-in-fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Junior Creditor or in the name of Senior Creditor, for the use and benefit of Senior Creditor, without notice to Junior Creditor, to perform at Senior Creditor’s option the following acts in any Insolvency Proceeding involving Borrower:

a)	To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Junior Creditor if Junior Creditor does not do so prior to thirty (30) days before the expiration of the time to file claims in such Insolvency Proceeding and if Senior Creditor elects, in its sole discretion, to file such claim or claims; and

b)	To accept or reject any plan of reorganization or arrangement on behalf of Junior Creditor and to otherwise vote Junior Creditor’s claims in respect of any Subordinated Debt in any manner that Senior Creditor deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Senior Debt (other than inchoate indemnification obligations) has been fully paid in cash and Senior Creditor’s agreements to lend any funds to Borrower have been terminated, Junior Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) Junior Creditor shall not assert, without the prior written consent of Senior Creditor, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Junior Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Senior Creditor, Junior Creditor shall not oppose such use of cash collateral on the basis that Junior Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Junior Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Junior Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Junior Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Senior Creditor, Junior Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Senior Creditor has consented to, or supports, such sale or disposition of such assets, provided, however, that Junior Creditor retains any rights that Junior Creditor may have as a junior creditor with respect to any surplus proceeds (if any) in excess of the amount necessary to pay the Senior Debt (other than inchoate indemnification obligations) in full in cash arising from any such sale or disposition.

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8. Junior Creditor represents and warrants that Junior Creditor has provided Senior Creditor with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt. By the execution of this Agreement, Junior Creditor hereby authorizes Senior Creditor to amend any financing statements filed by Junior Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor, Powerscourt Investments XXV Trust, Horizon Funding Trust 2022-1 and Horizon Funding I, LLC, the Secured Party has subordinated any security interest or lien that Secured Party may have in any assets or property of the Debtor to the security interest of Powerscourt Investments XXV Trust, Horizon Funding Trust 2022-1 and Horizon Funding I, LLC in all assets and property of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Powerscourt Investments XXV Trust, Horizon Funding Trust 2022-1, Horizon Funding I, LLC and Horizon Technology Finance Corporation.”

9. Notwithstanding anything in this Agreement to the contrary, but only to the extent that any of the following does not conflict with the terms and conditions of this Agreement, is consistent with the terms of this Agreement, does not affect the enforceability or priority of the Senior Debt, does not interfere with the rights of Senior Creditor in and to the Collateral or the Senior Debt or the exercise by Senor Creditor of such rights or involve any contest or challenge to the validity, perfection, priority or enforceability of the Senior Security Interest or the Senior Debt: (a) in any Insolvency Proceeding, Junior Creditor may file a proof of claim with respect to the Subordinated Debt subject to Section 7(a) above, (b) Junior Creditor may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Junior Creditor, (c) Junior Creditor may commence legal proceedings against Borrower (but not any of the Collateral) solely to prevent the running of any statute of limitations or any other similar restriction on claims, provided, that Junior Creditor may not enforce any judgment against Borrower or any of the Collateral, (d) in any Insolvency Proceeding, Junior Creditor shall be entitled to vote on any plan of reorganization subject to Section 7(b) above, and (e) Junior Creditor may enforce the terms of any subordination agreement with regard to any indebtedness or other obligation subordinated to the Subordinated Debt.

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10. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Junior Creditor may have in any assets or property of Borrower. By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Senior Creditor shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt, subject to any rights or duties Junior Creditor may have in its capacity as an officer, director, or shareholder of Borrower. Upon written notice from Senior Creditor to Junior Creditor of Senior Creditor’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Senior Creditor (or by Borrower with consent of Senior Creditor), Junior Creditor shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Junior Creditor shall upon written request by Senior Creditor, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Junior Creditor fails to release its lien as required hereunder, Junior Creditor hereby appoints Senior Creditor as attorney in fact for Junior Creditor with full power of substitution to release Junior Creditor’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

11. All necessary action on the part of Junior Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Junior Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Junior Creditor, enforceable against Junior Creditor in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Junior Creditor will not (a) result in any material violation or default of any term of any of Junior Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

12. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Junior Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Junior Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person; provided, however, that without the prior written consent of Junior Creditor, no modification of the Senior Debt shall (i) reduce the capacity to incur Subordinated Debt to an amount less than the amount of the Subordinated Debt outstanding on the date hereof or (ii) contravene the provisions of this Agreement. No such action or inaction shall impair or otherwise affect Senior Creditor’s rights hereunder. Junior Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Junior Creditor agrees that it shall not assert any such defenses or rights.

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13. This Agreement shall bind any successors or assignees of Junior Creditor and shall benefit any successors or assigns of Senior Creditor, provided, however, Junior Creditor agrees that, prior and as a condition precedent to Junior Creditor assigning all or any portion of the Subordinated Debt, such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Junior Creditor. This Agreement shall remain effective until the earlier of the following occurs: (i) the Senior Loan Agreement has been terminated in writing by Senior Creditor and the Senior Debt (other than inchoate indemnification obligations) has been satisfied in full or (ii) the Subordinated Debt has been exchanged in a cashless transaction for other indebtedness, such indebtedness and any security interest in connection therewith is subordinated to the Senior Debt and the Senior Security Interest and is subject to a subordination agreement between Junior Creditor and Senior Creditor, which subordination agreement is acceptable to Senior Creditor in its sole discretion (it being acknowledged and agreed that the form of this Agreement is acceptable to the Senior Creditor). Junior Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Senior Creditor makes a request of Junior Creditor, Junior Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

14. All notices required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such communications shall be sent to:

Senior Creditor at:	312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Email: [*****]

each Junior Creditor at:	such Junior Creditor’s address set forth on Exhibit A attached hereto or at such other address as Senior Creditor or Junior Creditor may designate by ten (10) days advance written notice to the other parties hereto.

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15. Junior Creditor hereby agrees to execute such documents and/or take such further action as Senior Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Senior Creditor.

16. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Each party hereto may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to conflicts of laws principles. Junior Creditor and Senior Creditor submit to the exclusive jurisdiction of the state and federal courts located in the State of Connecticut in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement. JUNIOR CREDITOR AND SENIOR CREDITOR WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

18. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Junior Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement, and Junior Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Junior Creditor and Senior Creditor.

19. The obligations of all persons comprising “Junior Creditor” hereunder are several and not joint and several. For the avoidance of doubt, this Agreement applies to Junior Creditor in its capacity as a creditor of Borrower in respect of the Junior Debt Documents, and nothing in this Agreement shall be construed to restrict or infringe upon Junior Creditor’s rights in its capacity as a shareholder or member of the board of directors of Borrower or any other capacity.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

SENIOR CREDITOR:

HORIZON FUNDING I, LLC
By: Horizon Secured Loan Fund I LLC, its sole member

By:
Name:
Title:

HORIZON FUNDING TRUST 2022-1
By: Horizon Technology Finance Corporation, its agent

By:
Name:
Title:

POWERSCOURT INVESTMENTS XXV TRUST
By: 1485 Management, LLC, as Trust’s Agent

By:
Name:
Title:	Authorized Signatory

[Signature Page to Subordination Agreement-GreenLight]

JUNIOR CREDITOR:

[ ]

By:
Name:
Title:

[Signature Page to Subordination Agreement-GreenLight]

The undersigned approves of the terms of this Agreement.

BORROWER:

GREENLIGHT BIOSCIENCES INC.

By:
Name:
Title:

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

By:
Name:
Title:

[Signature Page to Subordination Agreement-GreenLight]

Exhibit A

Junior Creditors

[***]

EXHIBIT E-2

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of May 29, 2023 by and among the undersigned creditors set forth on Exhibit A attached hereto, solely in their capacity as the holders of Subordinated Debt (as defined below) and not in their capacity as holders of any equity securities of Borrower (each individually and collectively, “Creditor”), and SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK)) (“Bank”).

Recitals

A. GREENLIGHT BIOSCIENCES, INC., a Delaware corporation (“Biosciences”), and GREENLIGHT BIOSCIENCES HOLDINGS, PBC (f/k/a Environmental IMPACT acquisition corp.) a Delaware public benefit corporation (“Holdings” and together with Biosciences, jointly and severally, individually and collectively, the “Borrower”) has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time pursuant to those certain Promissory Notes dated as of May 29, 2023, each issued by Borrower to each Creditor in the principal amount written opposite such Creditor’s name on Exhibit A attached hereto (collectively, the “Subordinated Note Documents”).

C. To induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) arising under the Subordinated Note Documents, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of Creditor’s security interests securing the Subordinated Debt, if any, to all of Bank’s security interests in Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interests of Creditor and the security interests of Bank, all now existing and hereafter arising security interests of Bank in any property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral”, as defined in a certain Loan and Security Agreement between Borrower and Bank dated as of September 22, 2021, as amended and affected by a certain Joinder and First Amendment to Loan and Security Agreement dated as of April 1, 2022 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”), shall at all times be senior to the security interests of Creditor. Creditor hereby (a) acknowledges and consents to (i) Borrower granting to Bank a security interest in the Collateral, (ii) Bank filing any and all financing statements and other documents as deemed necessary by Bank in order to perfect Bank’s security interest in the Collateral, and (iii) the entering into of the Loan Agreement and all documents in connection therewith by Borrower, (b) acknowledges and agrees that the Senior Debt, the entering into of the Loan Agreement and all documents in connection therewith by Borrower, and the security interest granted by Borrower to Bank in the Collateral shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), (c) acknowledges, agrees and covenants that Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Bank’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Bank’s security interest in the Collateral (or any portion thereof) shall be unperfected.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Loan Agreement), together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all obligations under any agreement in connection with the provision by Bank to Borrower of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to any property of Borrower, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt (other than inchoate indemnity obligations and any Obligations under Bank Services Agreements (as defined in the Loan Agreement and as hereinafter used) that are cash collateralized in accordance with the terms of the Loan Agreement) has been fully paid in cash, (b) Bank has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Bank and Borrower are terminated (the earliest date on which each of (a), (b) and (c) of this Section 3 have occurred is referred to herein as the “Termination Date”). Nothing in this Agreement shall prohibit Creditor from (i) converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to Creditor, and Creditor shall not accept any such dividends, distributions or other payments, except as may be permitted in the Loan Agreement or (ii) converting the Subordinated Debt into other indebtedness in accordance with the terms of the Subordinated Note Documents; provided that such indebtedness is subject to a subordination agreement in favor of Bank on terms substantially similar to this Agreement.

4. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

6. Creditor shall simultaneously with giving any notice of default to Borrower, provide Bank with a copy of any notice of default given to Borrower. Creditor acknowledges and agrees that any default or event of default under the Subordinated Debt documents shall be deemed to be a default and an event of default under the Senior Debt documents.

7. Until the Termination Date, Creditor irrevocably appoints Bank as Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option the following acts in any Insolvency Proceeding involving Borrower:

a)	To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to thirty (30) days before the expiration of the time to file claims in such Insolvency Proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

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b)	To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Termination Date, Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) Creditor shall not assert, without the prior written consent of Bank, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Bank may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Bank, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Bank, Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Bank has consented to, or supports, such sale or disposition of such assets.

Notwithstanding the provisions of this Section 7 and so long as the following actions do not impair Bank’s rights hereunder, Creditor may (a) in any Insolvency Proceeding of Borrower, file proofs of claim against Borrower at any time unless Bank has already filed proofs of claim pursuant to Section 7(a) hereof, (b) file a claim in an Insolvency Proceeding if necessary to prevent the running of the applicable statute of limitation or similar restriction on any claims under the Subordinated Debt, and (c) make an election to receive payment of any monetary damages as long as such election is subject to the prior payment in full in cash of the Senior Debt (other than inchoate indemnity obligations and any Obligations under Bank Services Agreements that are cash collateralized in accordance with the terms of the Loan Agreement). For the avoidance of doubt, this Section 7 only applies to Creditor in its capacity as holder of Subordinated Debt and not in any other capacity, including as equity holder in Borrower.

8. Creditor represents and warrants that Creditor has provided Bank with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt. By the execution of this Agreement, Creditor hereby authorizes Bank to amend any financing statements filed by Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of First-Citizens Bank & Trust Company in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and First-Citizens Bank & Trust Company.”

9. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt. Upon written notice from Bank to Creditor of Bank’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Creditor shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof (other than inchoate indemnity obligations and any Obligations under Bank Services Agreements that are cash collateralized in accordance with the terms of the Loan Agreement), with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Bank as attorney in fact for Creditor with full power of substitution to release Creditor’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

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10. All necessary action on the part of Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (a) result in any material violation or default of any term of any of Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

11. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person; provided, however, that prior written consent of Creditor shall be required for any amendment of the Senior Debt that results in the (i) reduction of the Borrower’s capacity to incur Subordinated Debt in an amount less than the amount of the Subordinated Debt outstanding on the date hereof or (ii) contravention of the provisions of this Agreement. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

12. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank, provided, however, Creditor agrees that, prior and as conditions precedent to Creditor assigning all or any portion of the Subordinated Debt: (a) Creditor shall give Bank prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Creditor. This Agreement shall remain effective until the earliest to occur of (i) the termination of this Agreement in writing by Bank, (ii) the date that the Subordinated Debt has been exchanged in a cashless transaction for other indebtedness which is subject to a subordination agreement in substantially the same form as this Agreement (it being acknowledged and agreed that the form of this Agreement is acceptable to Bank), or (iii) the Termination Date. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13. Creditor hereby agrees to execute such documents and/or take such further action as Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Bank.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Each party hereto may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

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15. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Boston, Massachusetts in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement; provided, however, that if for any reason Bank cannot avail itself of the Courts of The Commonwealth Massachusetts, Creditor accepts jurisdiction of the Courts and venue in Santa Clara County, California. CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

16. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Bank.

17. The obligations of each Creditor hereunder are several and not joint and several. For the avoidance of doubt, this Agreement applies to Creditor in its capacity as a creditor of Borrower in respect of the Subordinated Note Documents, and nothing in this Agreement shall be construed to restrict or infringe upon Creditor’s rights in its capacity as a holder of equity securities of Borrower, as a member of the board of directors of Borrower, or any other capacity.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

“Bank”

FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK))

By:
Name:
Title:

The undersigned approves of the terms of this Agreement.

“Borrower”

GREENLIGHT BIOSCIENCES, INC.

By:
Name:
Title:

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

By:
Name:
Title:

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

“Creditor”

[ ]

By:
Name:
Title:

[Signature Page to Subordination Agreement]

Exhibit A

Creditors

[***]

EXHIBIT F

MANAGEMENT CARVE-OUT PLAN

SUMMARY OF TERMS

The Board of Directors of the Company (the “Board”) and the Company’s stockholders will approve and implement a management carve-out plan (the “Carve-Out Plan”) pursuant to which, if the Company consummates a Corporate Transaction (as defined below) following the closing of the Merger (excluding any transaction whose principal purpose is to raise equity capital) with an equity valuation of at least two (2) times the aggregate proceeds raised pursuant to this Agreement at any time on or prior to the third anniversary of the Initial Closing, 5% of the consideration otherwise payable to the holders of Company equity securities will be set aside and allocated by the disinterested members of the Board to officers and employees of the Company. The terms of an officer’s or employee’s eligibility to receive a payment under the Carve-Out Plan will be subject to terms and conditions as the Board may reasonably determine. Any such payments to an individual will be “netted out” against any payments (if any) that such individual receives for the value of its Common Stock in the Corporate Transaction.

“Corporate Transaction” means (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group or (d) any other Deemed Liquidation Event as defined in the Company’s certificate of incorporation, then in effect.